                                                                    EXHIBIT 10.5

                               AGREEMENT OF LEASE

                                    between



                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                              Landlord,


                                      and

                      INTEREP NATIONAL RADIO SALES, INC.,

                                              Tenant,



                        Dated:  As of December 31, 1992


                                   PREMISES:
                                   --------

                            Entire Fifth (5th) Floor
                          Portion of Sixth (6th) Floor

                                100 Park Avenue

                               New York, New York

                               TABLE OF CONTENTS


                                                                 Page
                                                                 ----
ARTICLE 1       RENT.............................................  1

ARTICLE 2       PREPARATION OF THE DEMISED PREMISES..............  3

ARTICLE 3       ADJUSTMENTS OF RENT..............................  4

ARTICLE 4       ELECTRICITY...................................... 13

ARTICLE 5       USE.............................................. 15

ARTICLE 6       ALTERATIONS AND INSTALLATIONS.................... 15

ARTICLE 7       REPAIRS.......................................... 19

ARTICLE 8       REQUIREMENTS OF LAW.............................. 21

ARTICLE 9       INSURANCE, LOSS, REIMBURSEMENT, LIABILITY........ 22

ARTICLE 10      DAMAGE BY FIRE OR OTHER CAUSE.................... 25

ARTICLE 11      ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.......... 27

ARTICLE 12      CERTIFICATE OF OCCUPANCY......................... 36

ARTICLE 13      ADJACENT EXCAVATION; SHORING..................... 36

ARTICLE 14      CONDEMNATION..................................... 36

ARTICLE 15      ACCESS TO DEMISED PREMISES; CHANGES.............. 38

ARTICLE 16      CONDITIONS OF LIMITATION......................... 39

ARTICLE 17      RE-ENTRY BY LANDLORD; INJUNCTION................. 41

ARTICLE 18      DAMAGES.......................................... 42

ARTICLE 19      LANDLORDS RIGHT TO PERFORM TENANT'S OBLIGATIONS.. 44

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                                                                 ----
ARTICLE 20      QUIET ENJOYMENT.................................. 44

ARTICLE 21      SERVICES AND EQUIPMENT........................... 44

ARTICLE 22      DEFINITIONS...................................... 47

ARTICLE 23      INVALIDITY OF ANY PROVISION...................... 48

ARTICLE 24      BROKERAGE........................................ 49

ARTICLE 25      SUBORDINATION.................................... 49

ARTICLE 26      CERTIFICATE OF TENANT............................ 52

ARTICLE 27      LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL.......... 52

ARTICLE 28      SURRENDER OF PREMISES............................ 53

ARTICLE 29      RULES AND REGULATIONS............................ 53

ARTICLE 30      CONSENTS AND APPROVALS........................... 53

ARTICLE 31      NOTICES.......................................... 54

ARTICLE 32      NO WAIVER........................................ 54

ARTICLE 33      CAPTIONS......................................... 55

ARTICLE 34      INABILITY TO PERFORM............................. 55

ARTICLE 35      NO REPRESENTATIONS BY LANDLORD................... 56

ARTICLE 36      NAME OF BUILDING................................. 56

ARTICLE 37      RESTRICTIONS UPON USE............................ 56

ARTICLE 38      ARBITRATION...................................... 56

ARTICLE 39      INDEMNITY........................................ 57

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                                                                 ----
ARTICLE 40      MEMORANDUM OF LEASE.............................. 57

ARTICLE 41      SECURITY......................................... 57

ARTICLE 42      MISCELLANEOUS.................................... 60

ARTICLE 43      EXTENSION OF TERM................................ 62

ARTICLE 44      RIGHT OF FIRST OFFERING.......................... 65

ARTICLE 45      LAYOUT AND FINISH................................ 67

ARTICLE 46      TENANT'S WORK CREDIT............................. 70

ARTICLE 47      EXISTING LEASE................................... 71

SCHEDULES

          A - Floor Plan
          B - Rules and Regulations
          C - Cleaning Specifications
          D - Approved Contractors
          E - Freight Elevator Rules and Regulations
          F - Air Conditioning Specifications

          AGREEMENT OF LEASE, made as of the 31st day of December, 1992, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 10 Rockefeller Plaza, 15th Floor, New York, New York 10020 (hereinafter referred to as "Landlord") and INTEREP NATIONAL RADIO SALES, INC., a New York corporation, having an office at 100 Park Avenue, New York, New York,
Attention: Chief Financial Officer (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:
                              -------------------

          Landlord hereby leases and Tenant hereby hires from Landlord, in the building (hereinafter referred to as the "Building") known as 100 Park Avenue, New York, New York, the following space: the entire rentable space on the fifth
(5th) floor and a portion of the rentable space on the sixth (6th) floor as shown hatched on the plans annexed hereto as Schedule A (which space is hereinafter referred to as "the demised premises"); for a term commencing April 1, 1993 (such date on which the term of the Lease commences is hereinafter referred to as the "Commencement Date"), and which shall end on March 31, 2005 (such date on which the term of the Lease expires is hereinafter referred to as the "Expiration Date") or until such term shall sooner cease and terminate as hereinafter provided.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

                                   ARTICLE 1

                                      RENT

        1.01. Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as "fixed annual rent") at the rate of:

                (i) ONE MILLION EIGHT HUNDRED SIXTEEN THOUSAND TWO HUNDRED SIXTY-FOUR and 40/100 ($1,816,264.40) DOLLARS per annum for the period commencing on the Commencement Date and ending on the last day of the month immediately preceding the month in which occurs the third (3rd) anniversary of the Commencement Date;

                (ii) ONE MILLION NINE HUNDRED FORTY-NINE THOUSAND FIVE HUNDRED NINETY-TWO and 40/100 ($1,949,592.40) DOLLARS per annum for the period commencing on the first day of the month in which occurs the third
    (3rd) anniversary of the Commencement Date and ending on the last day of the month immediately preceding tho month in which occurs the sixth (6th) anniversary of the Commencement Date;

                (iii) TWO MILLION EIGHTY-TWO THOUSAND NINE HUNDRED TWENTY and 40/100 ($2,082,920.40) DOLLARS per annum for the period commencing on the first day of the month in which occurs the sixth (6th) anniversary of the Commencement Date and ending on the last day of the month immediately preceding the month in which occurs the ninth (9th) anniversary of the Commencement Date; and

                (iv) TWO MILLION TWO HUNDRED SIXTEEN THOUSAND TWO HUNDRED FORTY-EIGHT and 40/100 ($2,216,248.40) DOLLARS per annum for the period commencing on the first day of the month in which occurs the ninth (9th) anniversary of the Commencement Date and ending on the Expiration Date.

Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth in Articles 10 and 14 hereof. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a mouth, then the fixed annual rent for such month shall be prorated on a per diem basis.

          1.02. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto. All sums other than fixed annual rent payable, by Tenant hereunder shall be deemed additional rent (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent), and shall be payable on demand, unless other payment dates are hereinafter provided.

          1.03. If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of 10 days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent.

          1.04. If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such reasonable agreement(s) and take such other reasonable steps (without additional expense to Tenant), as Landlord may request and as may be, legally permissible to permit Landlord to collect the maximum rents which from time to time during the this Lease (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount (the "Uncollected Rent") equal to (i) the rents which would have been paid pursuant to this Lease, but for such legal rent restriction less
(ii) the rents paid by Tenant during the period such legal rent restriction was in effect; provided that (a) if Tenant is not in default under any of the terms and conditions of this Lease and (b) if the amount of Uncollected Rent exceeds six (6) times the monthly installments of fixed annual rent payable thereafter, then Tenant shall pay to Landlord the Uncollected Rent in twelve (12) equal monthly installments, commencing on the first (1st) day of the month after the termination of such legal rent restriction and continuing thereafter on the first (1st) day of each month during such twelve, (12) month period until Tenant shall have paid to Landlord the entire amount of Uncollected Rent, provided that in the event that the Lease shall expire or be, terminated after the termination of such legal rent restriction and prior to the full payment of the Uncollected Rent, the entire unpaid amount thereof shall immediately be due and payable by Tenant to Landlord.

          1.05. Notwithstanding anything to the contrary in Section 1.01 hereof, the fixed annual rent payable hereunder (but expressly excluding any additional rent payable hereunder) shall be abated for the period (the "abatement period") commencing on the Commencement Date and ending April 30, 1994.

                                   ARTICLE 2

                      PREPARATION OF THE DEMISED PREMISES

          2.01. Tenant acknowledges that Tenant has inspected the demised premises and is fully acquainted with the, demised premises and the condition thereof and agrees to accept the demised premises absolutely "as is" in their condition and state of repair existing as of the date hereof and further agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy, except that Landlord (i) has performed the work detailed A(1) through A(4) hereafter all of which Tenant acknowledges has been satisfactorily completed as of the date of execution hereof, and (ii) shall perform, promptly following the date, of execution hereof, at Landlord's sole, cost and expense, the work and installations detailed B(l) hereafter (hereinafter referred to as "Landlord's Work"), all of which work is being or has been (as the case may be) performed in the sixth (6th) floor portion (hereinafter called the "6th Floor Space,") of the demised promises using materials of a manufacture, material, design, capacity and finish and otherwise in a manner, selected by Landlord as the standard of the Building (hereinafter called "Building Standard"):

                    A(1).     Demolish the 6th Floor Space except for core
        areas;

                    A(2).     Remove asbestos from the 6th Floor Space as
        required by law and as required by the performance of Landlord's Work;

                    A(3).     Provide and install three new Building Standard
        bathrooms in the 6th Floor Space which shall comply with both Local Law 58 and the Americans with

        Disabilities Act of 1990, Public Law 101-336, 42 U.S.A. Secs. 12110 et seq. ("Disabilities Act"); and

                    A(4).     Replace existing lotline windows in the 6th Floor
        Space with now Building Standard clear glass windows, compatible with the clear glass windows in the balance of the 6th floor.

                    B(1).     Demise the 6th Floor Space as per plan annexed
        hereto as Schedule A.

          2.02.     Tenant acknowledges that Tenant agrees to accept the fifth
(5th) floor portion of the demised promises absolutely "as is" in the condition and state of repair existing as of the date hereof and further agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the fifth (5th) floor portion of the demised promises for Tenant's occupancy.

          2.03. In addition to Landlord's Work to the 6th Floor Space, Landlord shall within a reasonable time after the completion of Tenant's Work decorate the common areas on the sixth (6th) floor of the Building to the extent customary and standard for the decorating of such common areas in first-class office buildings comparable to the Building.

                                   ARTICLE 3

                              ADJUSTMENTS OF RENT

          3.01. For the purposes of this Article 3, the following definitions shall apply:

          (a) The term "Base Tax" shall be deemed to mean fifty (50%) Percent of the aggregate of (i) the Taxes (as hereinafter defined) for the New York City real estate tax fiscal year commencing on July 1, 1992 and ending June 30, 1993 and (b) the Taxes for the New York City real estate tax fiscal year commencing on July 1, 1993 and ending June 30, 1994.

          (b) The term "Tenant's Tax Proportionate Share" shall be deemed to mean 8.07 (8.07%) percent. For the purpose of this calculation, the parties hereto have agreed that the demised premises shall be deemed to have a rentable area of 66,664 rentable square foot.

          (c) The term "Taxes" shall mean all real estate taxes, assessments, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Land, the Building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Land and/or Building, under the laws of the United States, the State of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord (in its capacity as the owner or lessee of the Land and/or Building), and/or the Land and/or Building, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes". The term "Taxes" shall in no event include (i) any taxes included as Operating Expenses (as hereinafter defined), (ii) any estate or inheritance taxes, (iii) except as set forth in the preceding sentence, any taxes based on Landlord's income, or (iv) except as set forth in the preceding sentence, any franchise taxes relating to or arising out of the corporate status of Landlord. To the extent that Taxes hereunder may include income or franchise taxes, the same shall be determined as though the Land and Building (or Landlord's leasehold interest therein) were Landlord's only asset and the revenues derived therefrom were Landlord's only income.

          (d) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

          (e) The term "Operating Year" shall mean the full calendar year in which the term of this Lease commences and each succeeding calendar year thereafter.

          (f) The term "Base Year" shall mean the calendar year 1993.

          (g) "Operating expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord in connection with the operation and maintenance of the Building, and the services provided tenants therein, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder. Operating expenses shall include, without being limited thereto, the following (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of the managing agent for the Building (or, in the event of a successor Landlord or a change, in the agreement practices of Landlord, the employees of such managing agent or Landlord) engaged in the operation and maintenance of the Building; (ii) payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i);
(iii) the cost of all charges for steam, heat, ventilation, air-conditioning and water (including water and sewer rentals) furnished to the Building (including common areas thereof), together with any taxes on any such utilities; (iv) the cost of all charges for rent, casualty, war risk (if obtainable, from the United States government), liability and other types of insurances (v) the cost of all building and cleaning supplies and charges for telephone for the Building and cleaning of the Building, including common areas; (vi) the cost of all charges for management, cleaning and service contracts for any areas of the Building;
(vii) the cost of Building electric current (for the purposes of this clause
(vii), the cost of Building electric current shall be deemed to mean the Cost of all e1ectricity purchased, including any taxes thereon or fuel or other adjustments in connection therewith, for use in the Building other than that which is furnished to the demised space of tenants in the Building; the parties agree that forty (40%) percent of the Building's payment to the Public utility for the purchase of electricity shall be deemed to be payment for Building electric current); (viii) the cost relating to the elevators and escalators; (ix) the cost relating to protection and security; (x) the cost relating to lobby decorations and interior and exterior landscape maintenance; (xi) repairs, replacements and improvements performed after the Base Year which are appropriate for the continued operation of the Building as a first class office building (no such capital expenditures incurred during the Base Year shall be included in Operating Expenses for the Base Year nor shall any unamortized portion of such expenditure incurred during the Base Year be included in Operating Expenses of any subsequent Operating Year); (xii) painting of non-tenanted areas; (xiii) professional and consulting fees; (xiv) association fees or dues; (xv) the cost of capital expenditures made to the Building by reason of the laws and requirements of any public authorities or the requirements of insurance bodies incurred after the Base Year (no such capital expenditures incurred during the Base Year shall be included in Operating Expenses for the Base Year nor shall any unamortized portion of such expenditure incurred during the Base Year be included in Operating Expenses of any subsequent Operating
Year), provided, however, that if under generally accepted accounting principles consistently applied, any of the costs referred to in clause (xi) or this clause
(xv) are required to be, capitalized, then such capitalized costs, together with interest on the, Amortized portion thereof at the Interest Rate (as defined in Section 22.03 hereof) at the time of Landlord having incurred said costs, shall be amortized or depreciated, as the case may be, over a period of time which shall be the shorter of (A) the useful life of the item in question, as reasonably determined by Landlord; or (B) ten (10) years; and (xvi) the rental value of Landlord's Building office and any other promises in the Building utilized by the personnel of either Landlord or Landlord's affiliates or contractors (to the extent that the amount of such rental value is customary and standard for owners of first-class office buildings in midtown Manhattan comparable to the Building), in connection with the repair, replacement, maintenance, operation and/or security thereof, and all Building office expenses, such as telephone, utility, stationery and similar expenses incurred in connection therewith. The term "Operating Expenses", as used and defined under, this Subsection (g), shall not, however, include the following item:

          (1) depreciation and amortization (except as provided above in this Section 3.01(g);

          (2) Interest on and amortization of debts;

          (3) the cost of tenant improvements made for new or existing tenants of the Building and all other costs incurred in preparing space for now or existing tenants;

          (4) leasing or brokerage commissions in connection with the procurement of tenants or other occupants of the Building;

          (5)   financing or refinancing costs;

          (6) the cost of any work or services performed for any tenants of the Building, to the extent that such work or services are in excess of the work or services which Landlord is required to furnish or actually furnishes to Tenant under this Lease;

          (7)   Taxes;

          (8) franchise, gains, inheritance, or income taxes imposed upon Landlord;

          (9) any rent, additional rent or other charges under any ground leases or superior leases;

          (10) salaries and fringe and other benefits of personnel above the grade of building manager and all other expenses and taxes relating thereto;

          (11) expenses in an amount equal to proceeds of insurance, condemnation, refund, credit, warranty or indemnity received by Landlord, to the extent such proceeds are compensation for expenses which would otherwise be included in Operating Expenses; provided, however, in the event that any reimbursement refund or credit in received or receivable by Landlord in a later Operating Year, Tenant's Proportionate Share of such reimbursement (less the cost incurred by Landlord in obtaining the same) shall be applied against the Operating Expenses for such later Operating Year as and when received, or if such later Operating Year is not one for which Tenant shall be obligated to make a payment towards Operating Expenses, Landlord shall refund such amount to Tenant within thirty (30) days after Landlord's receipt of such reimbursement;

          (12) any other expenditure which would otherwise be an Operating Expense, to the extent Landlord in reimbursed directly therefor by a tenant, including Tenant (excluding, however, any reimbursement from any tenant pursuant to rent provisions in the nature of an operating expense escalation);

          (13) any costs representing an amount paid to an affiliate of Landlord to the extent that same is in excess of the amount which would have been paid in the absence of such relationship;

          (14)  advertising and promotional expenditures;

          (15) the costs and expenses of any judgment, settlement or arbitration award resulting from any tort liability of Landlord and any attorneys' fees or other expenses incurred in connection therewith, except that the cost of performing any repair, alteration or other work which would otherwise be includable in Operating Expenses to the extent included in any such Judgment, settlement or arbitration award shall not be excluded hereby;

          (16) the cost of installing, maintaining and operating any observatory, broadcasting facility, newsstand, athletic or recreational club or other similar specialty service, provided, however, this exclusion shall not apply to the cost of any building services furnished to an area of space leased to another tenant and used by such tenant for such purposes, except as otherwise provided in clause (6) of this Section 3.01(g);

          (17) cost of alterations and improvements made to cure conditions existing as of the Commencement Date, which conditions, as of the Commencement Date, constitute a violation of Legal Requirements (as defined in Article 22 hereof) in effect as of the Commencement Dates provided, however, that costs to comply with any re-interpretation, amendment or modification of such Legal Requirements which are enacted, adopted or enforced after the Commencement Date shall be includable in Operating Expenses);

          (18) costs and expenses otherwise included in Operating Expenses to the extent incurred due to any misrepresentations expressly made herein by Landlord;

          (19) salaries paid to personnel in commercial concessions operated in the Building by Landlord or any affiliate of Landlord;

          (20) the cost of any reconstruction made in accordance with Articles 10 and 14 of this Lease, except that in connection therewith, any amount equal to the deductibles under Landlord's insurance policies, provided such deductibles are not substantially higher than the deductibles customarily carried by landlords of first-class office buildings in midtown Manhattan comparable to the Building, may be included in Operating Expenses; and

          (21) capital expenditures (which for the purposes hereof, shall mean expenditures which, in accordance with generally accepted accounting principles consistently applied, are or should be capitalized on the books of Landlord) other than those expressly set forth in Sections 3.01(g)(xi) and
  (xv) hereof.

          If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, then the cost thereof shall be included in Operating Expenses. The costs of capital equipment or capital expenditures are so to be included in Operating Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Interest Rate at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the Operating Year in which they were incurred.

          If during all or part of the Base Year or any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building (including without limitation the demised premises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant (including without limitation Tenant) or such portion, or such tenant is itself obtaining and providing; such item of work of service, or for any other reasons, then, for the purposes of computing the additional rent payable hereunder pursuant to paragraphs A and 3 of Section
3.02 hereof, the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or services to such portion of the Building.

          (h) The term "Tenant's Proportionate Share" shall be deemed to mean
8.72 (8.72%) percent. For the purpose of this calculation, the parties hereto have agreed that the demised premises shall be deemed to have a rentable area of 66,664 rentable square feet.

          (i) "Tenant's Proportionate Share of Increase" shall mean the percentage set forth in Section 3.01(h) multiplied by the increase, in Operating Expenses for an Operating Year over Operating Expenses in the Base Year.

          (j) "Tenant's Projected Share of Increase," shall mean Tenant's Proportionate Share of Increase, for the prior Operating Year and the reasonably estimated increase in costs for the current Operating Year divided by twelve
(12) and payable monthly by Tenant- to Landlord as additional rent. If, however, Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof (provided that Landlord will furnish no more than three (3) such estimates during any Operating Year), then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Share of Increase previously made for such Operating Year were greater or less than the installments of Tenant's Projected Share of Increase to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article 3; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to Tenant's Projected Share of Increase as shown on such estimate. If the aggregate installments of Tenant's Projected Share of increase for any Operating year shall exceed Tenant's Proportionate Share of increase for such Operating Year by an amount in excess of ten (10%) percent, such excess shall bear interest at the Interest Rate from the date the aggregate excess exceeded such ten (10%) percent to the date the excess is refunded or credited by Landlord to Tenant.

          (k) The term "Escalation Statement" shall mean a statement setting forth in reasonable detail the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 3.

          3.02.     A.   After the expiration of the Base Year, Landlord shall
furnish Tenant a statement setting forth the Operating Expenses incurred for such Base Year. After the expiration of any Operating Year, Landlord shall furnish Tenant an Escalation Statement setting forth Tenant's Proportionate Share of Increase with respect to the Operating Expenses incurred for such Operating Year. Within thirty (30) days after receipt of such Escalation Statement for any Operating Year, Tenant shall pay Tenant's Proportionate Share of Increase to Landlord as additional rent to the extent set forth in Section 3.02B hereof.

                    B. Commencing with the first Operating Year for which Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operating Year, Tenant's Projected Share of Increase. If the Escalation Statement furnished by Landlord to Tenant pursuant to Section 3.02A above at the end of the then Operating Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder; if such statement furnished by Landlord to Tenant hereunder shall indicate that Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operating Year, Tenant shall within ten (10) Business Days pay the amount of such excess to Landlord.

          3.03.     A.   Tenant shall pay as additional rent for each Tax Year a
sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Tax Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in two (2) equal installments, in advance, on the first day, of each June and December during each Tax Year, based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within 15 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.03 the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this Lease, taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

          B. If the real estate tax fiscal Year of The City of New York shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particularTax Year for the purpose of making the computations under this Section 3.03.

          C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.03, Tenant's Tax Proportionate Share of the refund (after deducting all reasonable or customary costs incurred by Landlord to obtain such refund which have not been previously recovered); but not to exceed Tenant's Tax Payment paid for such Tax Year.

          D. If the Base Tax is reduced as a result of a certiorari proceeding or otherwise Landlord shall adjust the amounts previously paid by Tenant pursuant to the provisions of Section 3.03 hereof, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment.

          3.04. Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

          3.05. In the event that the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then in such event in applying the provisions of this Article 3 with respect to any Tax Year or Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 3 taking into consideration the portion of such Tax Year or Operating Year which shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

          3.06. Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease, except as otherwise set forth in
Section 3.08 hereof.

          3.07. In no event shall the fixed annual rent ever be reduced by operation of this Article 3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 3, with respect to any additional rent shall survive the termination of this Lease.

          3.08. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year; provided, however, that in the event that Landlord shall have failed to render any Escalation Statement prior to the expiration of the two (2) year period following the Expiration Date, then Landlord shall be deemed to have waived its right to any unpaid additional rent in connection with such Escalation Statement.

          3.09. Each Escalation Statement shall be conclusive and binding upon Tenant unless within 30 days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement ("Tenant's Dispute Notice"). After Tenant delivers Tenant's Dispute Notice, Tenant shall have the right during normal business hours and upon not less than five (5) Business Days' (as defined in Article 22 hereof) prior written notice to Landlord, to examine (or cause its accountants to examine) such of Landlord's books and records as are relevant to the Escalation Statement in question, provided such examination is commenced within fifteen (15) days after Tenant's Dispute Notice is given and is concluded within twenty (20) days after said books and records are made available to Tenant. In making such examination, Tenant agrees, and shall cause its accountant (and such other agents of Tenant who may be accompanying the accountant) to agree to keep confidential any and all information contained in such books and records. Any dispute relating to any Escalation Statement, not resolved within ninety (90) days after the giving of such Escalation Statement, may be submitted to arbitration by either party pursuant to Article 38 hereof. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

          3.10. If Landlord shall pay or incur any costs or expenses in contesting any Taxes for any Tax Year (other than any such year for which such Taxes comprise all or part of the Base Tax) or in connection with any challenge to the assessed valuation of all or part of the Building or the parcel of land on which the Building is constructed (the "Land") or otherwise in connection with any endeavor to lower the Taxes for any Tax Year (other than any such year for which such Taxes comprise all or part of the Base Tax), and such contest, challenge or endeavor has the effect of reducing the Taxes for any Tax Year, then, within twenty (20) days after request by Landlord, Tenant shall pay to Landlord Tenant's Tax Proportionate Share of the aggregate amounts of such costs and expenses so paid or incurred by Landlord.

                                   ARTICLE 4

                                  ELECTRICITY

          4.01. Subject to the provisions of this Article 4, Tenant and Landlord agree that Landlord shall make available for Tenant's use within the demised premises up to six (6) watts connected load per rentable square foot of electric energy (the "Electric Capacity") and Tenant will pay Landlord or Landlord's designated agent, as additional rent for the supplying of such electric energy, the sum of (i) an amount computed by applying Tenant's consumption and demand for the billing period in question (as measured by the meter installed in the demised promises) to Landlord's Rate, as such term is hereinafter defined, plus, (iii) ten (10%) percent of such amount. As used herein, the term "Landlord's Rate" shall mean the rate classification of the public utility serving the Building pursuant to which Landlord purchases electricity for the Building. Where more than one (1) meter measures the service of Tenant in the Building of which the demised premises forms a part, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefor shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent within twenty (20) days of rendition thereof. Each electric bill shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt of such electric bill, Tenant shall notify Landlord that it disputes the correctness of such electric bill (hereinafter called "Tenant's Electric Dispute Notice"). After Tenant delivers Tenant's Electric Dispute Notice, Tenant shall have the right during normal business hours and upon not less than five (5) Business Days ' (as defined in Article 22 hereof) prior written notice to Landlord, to examine (or cause its accountants to examine) such of Landlord's books and records as are relevant to the calculation of the electric bill in question, provided such examination is commenced within fifteen (15) days after Tenant's Electric Dispute Notice is given and is concluded within twenty (20) days after said books and records are made available to Tenant. In making such examination, Tenant agrees; and shall cause its accountant (and such other agents of Tenant who may be accompanying the accountant) to agree to keep confidential any and all information contained in such books and records. If any tax is imposed or Landlord's receipt from the sale or resale of electric energy or gas or telephone service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro rate share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord. In no event shall the cost to Tenant for the supply of electric energy be less than 110% of the aggregate cost to Landlord for the supply of electric energy to Tenant at the demised premises (including any meter company charges, taxes, fuel adjustment charges and other charges and expenses to which Landlord is subject). If any meters or other equipment must be installed to furnish electric service to the demised premises on a submetered basis, as herein provided, the same shall be installed by Landlord at Landlord's expense.

          4.02. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy, steam or other utilities furnished to the demised premises by reason of any requirement, act or omission of the public utility serving the. Building with electricity or steam or other utilities or for any other reason. Tenant's use of electric energy in the demised premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the demised premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the electric service in the Building, Tenant agrees not to connect any additional electrical equipment, fixtures, machinery or appliances of any type to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withhold. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere, with or disturb other tenants or occupants. Landlord agrees that Tenant's use of electric energy which does not exceed in the aggregate the Electric Capacity shall not exceed the electric capacity of the lines, feeders, cables and other equipment furnishing electric power to (as opposed to within) the demised premises.

          4.03. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date shall be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect, and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service including without limitation the cost of obtaining the same.

          4.04. To the extent that Landlord shall receive any rebates or refunds of payments to the public utility furnishing electric service to the Building on account of energy saving light fixtures installed on the portion of the demised premises located on the 5th floor, Tenant shall be entitled thereto, and Landlord shall promptly remit the same to Tenant or at Landlord's option, if the same is possible, advise the public utility to pay the same directly to Tenant.

                                   ARTICLE 5

                                      USE

          5.01. The demised premises shall be used solely as and for executive, sales and general offices, and for no other purpose.

          5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere, with any of the Building services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the demised premises, or impair or interfere with or tend to impair or interfere with the use, of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which causes any such impairment, interference, discomfort, inconvenience or annoyance.

                                   ARTICLE 6

                         ALTERATIONS AND INSTALLATIONS

          6.01. Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent. Nothing contained herein shall be construed to require Tenant to obtain Landlord's consent for painting, wall and floor coverings and other purely cosmetic or decorative changes to be performed in the demised premises; provided, however, that Tenant shall (i) give Landlord reasonable prior notice of the performance of any such activities (for informational purposes only) and
(ii) perform (or cause its contractor to perform) the same in compliance with all Legal Requirements and (iii) maintain (or cause its contractor to maintain) adequate insurance in connection with such performance. Tenant agrees that Tenant will not at any time during the term, of this Lease, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance and/or operation of the Building or any part thereof. Landlord shall provide upon request a list of contractors approved for work in the Building (hereinafter called the "Approved List"). There shall be at least three
(3) contractors for each trade on the Approved List at all times. Landlord hereby agrees, except as provided in the next sentence, not to unreasonably withhold or delay its consent to Tenant's. request for approval of any contractor or tradesman not on the Approved List, provided Tenant supplies

Landlord with reasonable information about such tradesman or contractor. Notwithstanding the foregoing, with respect to the mechanical,' electrical, sanitary, heating, ventilating, air-conditioning, plumbing, lift-safety or other systems of the Building, Tenant agrees to use only contractors on the Approved List. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. Prior to commencement of any alterations as to which Landlord's consent is required, Landlord may request and Tenant shall upon such request provide to Landlord proof reasonably satisfactory to Landlord of Tenant's financial capacity to complete the performance of such alterations and pay the entire cost thereof including without limitation all contractors and suppliers utilized in connection therewith. Landlord agrees that with respect to non-structural alterations which do not affect the exterior of the Building or any portions of the Building outside the demised premises or adversely affect any Building systems, Landlord shall not unreasonably withhold or delay its approval.

          Any Tenant's work in the demised premises shall be effected solely in accordance with plans and specifications first approved in writing by Landlord. Tenant shall reimburse Landlord promptly upon demand for any reasonable out-of-pocket costs and expenses incurred by Landlord (including, without limitation, the commercially reasonable fees of any architect or engineer or any independent third party employed by Landlord, but excluding attorneys' fees if any) in connection with Landlord's review of such Tenant's plans and specifications. Provided that Tenant makes reference to the following time limitation in its submission of plans and specifications and the consequences of Landlord's failure to abide thereby, Landlord's failure to respond to Tenant' s submission within two (2) weeks thereof (or to specify' the reasons for any disapproval) shall be ftemod approval. The date of submission shall be the date of Landlord's receipt thereof.

          Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

          1.   All work shall be done in a good and workmanlike manner.

          2. In the event Tenant shall employ any contractor to do in the demised premises any work permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor.

          3. All such alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises and in accordance with Landlord's Rules and Regulations with respect to alterations.

          4. Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

          5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

          6. Tenant agrees to pay to Landlord or its managing agent, as additional rent, promptly upon being billed therefor, Landlord's reasonable out-of-pocket costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord, but excluding attorneys' fees if any) for Landlord's field supervision and coordination in connection with such work.

          7. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

               (i) workmen's compensation insurance covering all persons employed for such work; and

               (ii) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as insureds, with coverage of at least $3,000,000 single limit.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

          6.02. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty (30) days after such filing, by payment, filing of the bond required by law or otherwise.

          6.03. All alterations, installations, additions and improvements made and installed by Landlord, if any, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

          6.04. All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or

Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of ' the term of this Lease. Notwithstanding the foregoing, Landlord may require Tenant to remove any "non-standard Building alteration" (as hereinafter defined) and to restore the affected portions of the demised premises to their condition immediately prior to the making of an such non-standard Building alteration. If Landlord requires removal of any non-standard Building alteration, the same shall be removed from the demised premises by Tenant prior to the expiration of the Lease at Tenant's sole cost and expense. For the purposes hereof, a "non-standard Building alteration" shall include: auditoriums or similar type special use areas, vaults, atriums, kitchen equipment or cafeterias, internal stairways, slab reinforcements which reduce the height of the finished coiling within the demised premises or impede the installation of duct work and other normal installations above the finished ceiling, and any installations which are unusually difficult or costly to remove.

          6.05. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, paneling lighting fixtures and equipment, drinking fountains, refrigeration and air-handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

          6.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the "property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant (provided that Landlord acts reasonably under the circumstances) and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property, which damage is not caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

          6.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $5,000 and of the cost thereof. Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof or for any other reason or purpose contemplated by this Lease.

                                   ARTICLE 7

                                    REPAIRS

          7.01.     A.   Tenant shall take good care of the demised premises and
the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve the same in good working order and condition. With respect to the Building systems serving the demised premises, Tenant shall be responsible for (i) repair and maintenance of Tenant's internal air-distribution system to the point at which the same connects to the main distribution duct for the demised premises, (ii) repair and maintenance of the internal electrical system to the panel box serving the demised premises, and (iii) repair and maintenance of all plumbing fixtures and lines in and serving the demised premises to the point at which the same join the main vertical risers of the Building. All such repairs and maintenance with respect to such Building systems shall be performed by contractors or tradesmen set forth on the Approved List. As to work which does not involve Building systems, Landlord hereby agrees not to unreasonably withhold or delay its consent to Tenant's request for approval of any contractor or tradesman not on the Approved List, provided Tenant supplies Landlord with reasonable information with respect to such contractor or tradesman. Except as otherwise provided in Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures appurtenances and equipment or to the, Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be, in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor.

                    B. The exterior walls of the Building, the portions of any window sills outside the windows, and the 'windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

                    C. Except as provided for in this Lease, Landlord shall maintain the Building to the extent customary and standard within the real estate industry for first-class office buildings in midtown Manhattan comparable to the Building and in connection therewith (but without being limited thereby), shall keep and maintain in good order and repair the following items, but only to the extent that such items affect Tenant in the conduct of Tenant's business and its use and enjoyment of, and access to and from the demised premises: (a) the lobbies and common corridors of the Building; (b) the roof, exterior, load-bearing columns, the structural integrity of the slab floors and foundation of the Building; (c) the HVAC, electric, elevator, plumbing, fire protection and other common Building systems servicing the demised premises to the point of connection where the same enter (or connect with the riser, conduit, direct line, or shaft, as the case may be, that enters) the demised premises; (d) the exterior windows; and (e) the exterior walls; provided, however, that with respect to all of the foregoing Landlord shall not be responsible for repair of (and Tenant shall be solely responsible and liable therefor) any damage, defects or deficiencies thereof which shall be caused by Tenant's equipment, alterations or installations, or which shall result from acts or omissions of Tenant, its contractors, employees, agents, representatives, licensees, subtenants or invitees.

          7.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. If Tenant shall desire a floor load in excess of that which the affected floors are designed to carry Landlord agrees (provided Landlord's architects, in their sole discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building, and further provided that such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised promises, or interfere with the occupancy of other tenants in the Building), to strengthen and reinforce the same so as to give the live load desired, provided Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question, and provided further, that Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement.

          7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to produce such vibration, noise, heat or cold, unless (i) such vibration, noise, heat or cold is greater than the vibration, noise, heat or cold affecting the fifth (5th) floor portion of the demised premises as of the date hereof and (ii) the same unreasonably interferes with Tenant's use and occupancy of the demised premises.

          7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. In making any repairs, alterations, additions or improvements in or to the demised premises pursuant to this Section

7.04, Landlord shall use reasonable efforts, to the extent reasonably practicable, to minimize interference with Tenants use and occupancy of the demised premises; provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or other premium-pay rates or to incur any other overtime, costs or expenses whatsoever in the making of such repairs, alterations, additions or improvements.

                                   ARTICLE 8

                              REQUIREMENTS OF LAW

          8.01. Tenant at Tenant's expense shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers pursuant to law which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use, or occupation thereof, except that Tenant shall not hereby be under any obligation to comply with any law, order, regulation or direction of any public authority requiring any structural alteration within the demised premises, unless such structural alteration is required by reason of (i) any cause or condition which has been created by or at the insistence of Tenant, its agents, servants or employers; (ii) Tenant's particular use of the demised premises; or (iii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein; or (iv) the breach of any of Tenant's obligations hereunder. With respect to structural alterations required to comply with laws, orders, regulations or directions of any public authority for which Tenant is not responsible pursuant to the preceding sentence, Landlord shall (to the extent that the performance, the roof is required for Tenant' s use, of the demised premises or access thereto as contemplated hereby) be, responsible for the performance thereof at Landlord's cost and expense (subject to recoupment thereof in accordance with Article 3 hereof).

          8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the, enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

                    (a) such noncompliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to lien or sale;

                    (b) such noncompliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

                    (c) Tenant shall first furnish to Landlord proof reasonably satisfactory to Landlord of Tenant's financial capacity to complete and pay for the required work and to indemnify and protect Landlord against any loss or injury by reason of such noncompliance; and

                    (d) Tenant shall promptly and diligently prosecute such contest.

          Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                   ARTICLE 9

                   INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

          9.01. Tenant shall not do or permit to be done any act or thing upon the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this
Section 9.01 shall prevent Tenant's use of the demised premises for the purposes stated in Article 5 hereof, and Landlord represents that Tenant's use of the demised premises for the purposes stated in Section 5.01 hereof will not invalidate or be in conflict with or increase the rate of such New York standard fire insurance policies.

          9.02. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher that it otherwise would be, then in addition to any other remedies which Landlord has hereunder for any such violations of the terms of this Lease, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rate payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "makeup" of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the demised premises.

          9.03. Except for any obligation that Landlord may have for repairs in accordance with the provisions of Section 7.01C hereof, Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the, roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

          9.04. Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction. Landlord shall exercise reasonable efforts, to the extent reasonably practicable, to minimize the time during which such temporary closing, darkening or bricking up of such windows shall affect the conduct of Tenant's business in the demised premises but shall not be obligated in connection therewith to do any work on an overtime or premium pay basis. Tenant agrees that Landlord shall be permitted at any time to install film on the inside of the windows of the Building to reduce the usage of energy in the Building, provided that such film shall not unreasonably darken such windows or unreasonably detract from the appearance of the demised premises. Tenant consents to such installation and agrees that Landlord shall have no liability with respect to any closing or darkening of the windows of the demised premises in connection therewith.

          9.05. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, (i) by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of -any covenant or provision of this Lease, or (ii) by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant unless caused by Landlord's negligence or the negligence of Landlord's agents, employees or contractors, or (iii) by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

          9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

          9.07. Tenant agrees to look solely to Landlord's estate and interest in the Land and Building (and the proceeds resulting from the sale thereof, provided Tenant has commenced a legal action or proceeding against Landlord with respect to such proceeds on or before the date Tenant shall have been given notice of such sale or such earlier date as Tenant has actual knowledge thereof), or the lease of the Building, or of the Land and Building, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord and no property of any partner, shareholder or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this

Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

          9.08. (a) Landlord agrees that, if obtainable, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

                    (b) Tenant agrees to include, if obtainable, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

                    (c) Provided that Landlords' right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the, extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from, the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of full recovery which it might otherwise have against Landlord, its servants, agents and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 9.08(c) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that the same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

                    (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions 9.08(a) and (b) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

          9.09. Tenant covenants and agrees to provide on or before the Commencement Date and to keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive general liability insurance policy protecting Landlord and Tenant against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies reasonably satisfactory to Landlord, and shall be in such limits as Landlord may reasonably require, and as of the date of this Lease Landlord reasonably requires limits of liability thereunder of not loss than the amount of Three Million ($3,000,000) Dollars single limit for bodily or personal injury (including death) and in the amount of Three Hundred Thousand (S300,000) Dollars in respect of property damage. Such insurance may be, carried under a blanket policy covering the, demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said policy or certificate, as the case may be, shall contain an endorsement that such insurance may not be cancelled except upon ten (10) days' notice to Landlord Tenant's failure, to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

          9.10. Landlord shall maintain at all times during the term of this Lease (i) a comprehensive general liability insurance policy and (ii) a fire and property insurance policy in each case with limits customary and standard within the real estate industry for owners of first-class office buildings in midtown Manhattan comparable to the Building.

                                   ARTICLE 10

                         DAMAGE BY FIRE OR OTHER CAUSE

          10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents, or visitors (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense (without limiting the rights of Landlord under any other provisions of this Lease), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property.

          10.02. If the Building or the demised premises shall be, partially damaged or partially destroyed by fire or other cause, then the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored.

          If the demised premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the demised promises, provided, however, that should Tenant reoccupy a portion of the demised promises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable, to such portion shall be payable by Tenant from the date of such occupancy.

          10.03. If the Building or the demised premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than fifty (50%) percent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate, this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Article 10, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the demised premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) month ) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

          10.04. No damages compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance, arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

          10.05. Tenant, at no expense to Tenant, shall fully cooperate with Landlord and its insurance companies in connection with the collection by Landlord of any insurance proceeds (including, without limitation, rent insurance proceeds) payable in respect of any damage or destruction to the Building or the demised premises by fire or other casualty and -shall comply with all reasonable requests of Landlord and its insurance companies in connection therewith, including, without limitation, the execution of any affidavits or proofs of loss required by any insurance companies.

          10.06. Landlord will not carry separate insurance of any kind on Tenant's property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

          10.07. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

          11.01. Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 5, or (c) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner by reason of any act or omission on the part of Tenant without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 11. Tenant shall not advertise, or authorize a broker to advertise, for a subtenant or an assigns, without obtaining the prior consent of Landlord, which consent shall not be unreasonably withhold or delayed. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange, other than those deemed, "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a material modification or amendment affecting the basic terms of a sublease or an extension thereof shall be deemed a sublease.

          11.02. Notwithstanding anything to the contrary contained herein, Landlord's consent shall not be required and the terms and provisions of Section
11.01 hereof shall not be applicable with respect to an assignment of this Lease or the subletting of all or a portion of the demised premises to any corporation or other entity which shall be an "affiliate", "subsidiary", or "successor" of Tenant (as such terms are hereinafter defined), provided and on condition that
(x) (i) in the event of an assignment, the affiliate or subsidiary to Tenant or transferee has a net worth immediately following such transfer at least equal to or in excess of the lesser of (A) the net worth of Tenant immediately prior to such transfer, or (B) the net worth of Tenant as of the date hereof, and (ii) in the event of a sublease, the affiliate, subsidiary or successor to Tenant or transferee has reasonably sufficient financial worth considering the financial obligations under the sublease and, in case of either (A) or (B), proof thereof, reasonably satisfactory to Landlord, shall be delivered to Landlord at least
(10) days prior to the effective date of such transfer, and (y) such transaction is for a bona fide business purpose and not, either directly or indirectly, principally for the purpose, of transferring the leasehold created hereby to a corporation or entity other than an affiliate, subsidiary or successor.

          For the purpose of this Section 11.02, an "affiliate" or "subsidiary" or "successor" of Tenant shall mean the following:

                (i) An "affiliate" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean ownership of a 50% or greater equity interest in and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other entity;

                (ii) "subsidiary" shall mean any corporation not less the 50% of whose outstanding voting stock shall, at the time, be owned directly or indirectly by Tenant. Any cessation of the affiliate or subsidiary relationship between Tenant and the entity in question shall constitute an assignment or subletting, as the case may be, which shall be subject to all of the terms, provisions and conditions of this Article 11; and

                (iii) A "successor" of Tenant shall mean (x) a corporation in which or with which Tenant is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation or (y) a corporation or other entity to which this Lease is assigned together and in connection with a transfer of all or substantially all of Tenant's assets.

          11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 or without Landlord's consent pursuant to
Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section
11.01 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assign or transferee or any other party, Tenant shall remain jointly and severally liable for the payment of the fixed annual rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

          11.04. The joint and several liability of Tenant and any successor in interest to Tenant for the due performance of the obligations under this Lease shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations under this Lease, and Tenant and any successor in interest to Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 11.04 of the tenant named in the Lease, or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification), shall continue to be no greater than if such agreement or modification had not been made. In the event of an assignment, to charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required; Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

          11.05.    Notwithstanding anything to the contrary contained in this
Article 11, if Tenant desires to assign this Lease or sublet all or part of the demised premises, Tenant shall give notice thereof to Landlord (herein called "Tenant's Article 11 Offer Notice "), which notice shall set forth in the case of a subletting: (a) the area proposed to be sublet, (b) the term of the proposed subletting and the date the area to be sublet is intended to be vacated by Tenant, and (c) the rents (hereafter called the "Proposed Rent Rate") pursuant to which Tenant is willing to enter into a sublease with a third party. In the case of a proposed assignment, Tenant's Article 11 Offer Notice shall set forth Tenant's intention to (x) assign the Lease in whole, it being understood and agreed that partial assignments of the Lease are not permitted hereunder,
(y) the proposed date upon which the demised premises are intended to be vacated by Tenant, and (z) all financial and other material terms of the proposed assignment (herein called the "Proposed Assignment Components"). Tenant's
Article 11 Offer Notice shall be, deemed an offer from Tenant to Landlord whereby Landlord may, at its option, (i)(A) terminate this Lease if the proposed transaction is an assignment of the Lease or a sublease of all or substantially all of the demised premises, or (B) accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, an assignment in form reasonably satisfactory to Landlord's counsel, and the terms of such assignment may, at Landlord's election, be either (z) the Proposed Assignment Components set forth in the proposed assignment, or (y) the terms contained in this Lease, or (ii)(A) terminate this Lease with respect to the space covered by the proposed sublease if the, proposed transaction is a sublease of part of the demised premises, or accept a sublease from Tenant with respect to the space covered by the proposed sublease, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, a sublease in form reasonably satisfactory to Landlord's counsel and in compliance with the provisions of
Section 11.11 hereof. Said options may be exercised by Landlord by notice to Tenant at any time, within thirty (30) days after such Tenant's Article 11 Notice has been received by Landlord, and during such thirty (30) day period Tenant shall not assign this Lease or sublet such space to any person except Landlord. In the event that this Lease shall be assigned to Landlord or Landlord's designee or if the demised premises shall be sublet to Landlord or Landlord's designee pursuant to this
Section 11.05 the provisions of any such sublease or assignment and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a superior lease unless such holder shall elect by written notice to Tenant to succeed to the position of Landlord or its design, as the case may be, thereunder.

          11.06. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the demised premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed annual rent and additional rent shall be paid and apportioned to such date.

          11.07. If Landlord exercises its option to terminate this Lease with respect to the space covered by Tenant's proposed sublease in any case where Tenant desires to sublet part of the demised premises, then (a) this Lease shall end and expire with respect to such part of the demised premises on the date that the proposed sublease was to commence; and (b) from and after such date the fixed annual rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the demised premises remaining bears to the total rentable area of the demised premises.

          11.08. In the event Landlord does not exercise any of its options pursuant to Section 11.05 hereof and provided that Tenant is not in default of any of Tenant's obligations under this Lease beyond any applicable grace period, Landlord's consent to the proposed assignment or sublease shall not be unreasonably withhold, provided and upon condition that:

                    (a) Tenant shall request, in writing Landlord's consent to each subletting or assignment, which request shall be accompanied by (i) a statement from Tenant listing the items set forth in clauses (a), (b) and (c) of Section 11.05 hereof with respect to a proposed subletting, or clauses (z),
  (y) and (z) of Section 11.05 hereof with respect to a proposed assignment, which shall demonstrate that the aggregate financial value of the components of such proposed assignment or such proposed sublease comparable to the Proposed Rent Rate or the Proposed Assignment Components, as the case may be, shall be equal to at least ninety (90%) percent of the aggregate financial value of the Proposed Rent Rate or the Proposed Assignment Components, as the case may be, set forth in Tenant's Article 11 Offer Notice, and the area proposed to be sublet and the term of the proposed subletting or the proposed assignment shall be substantially the same as the Area and term set forth in Tenant's Article 11 Offer Notice; and that the effective or commencement date of such transaction shall be at least thirty (30) days after the giving of such notice; (ii) a statement setting forth in reasonable detail the identity of the proposed assignee, or subtenant, and the nature of its business and that its proposed use of the demised premises shall be for general and/or executive offices; and (iii) a current financial report or annual report with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. If Landlord shall approve such proposed subtenant or assignee, Tenant shall submit to Landlord the proposed assignment or sublease prior to the execution thereof. In the event that Landlord shall request reasonable additional information with respect to the proposed assignee or subtenant, then Tenant shall promptly provide such information to Landlord;

          (b) the proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

          (c) the intended use of the demised premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building;

          (d) the proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 6 months immediately preceding Tenant's request for Landlord's consent, and if Tenant supplies Landlord with a list of proposed assignees or subtenants, Landlord shall notify Tenant if such proposed assignees or subtenants would violate the provisions of this clause (d);

          (e) all costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

          (f) each sublease shall specifically state that (i) it is subject to all the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, shall not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the consent of Landlord in each instance, which consent, Landlord agrees, shall not be unreasonably withheld or delayed, provided that such subtenant or assignee shall satisfy the conditions applicable to Tenant in this Article 11 with respect to subleases and assignments, including affording Landlord rights and benefits with respect to the proposed assignment or subletting by such subtenant at least equal to those set forth in Section 11-05 hereof in the event of a proposed subletting or assignment by Tenant, and that the proposed assignment or sublease complies with the provisions of this Article 11;

          (g) Tenant shall, together with requesting Landlord's consent hereunder, have paid Landlord any reasonable out-of-pocket costs incurred by Landlord to review the proposed assignment or subletting including reasonable attorneys fees incurred by Landlord;

          (h) Tenant shall have complied with the provisions in Section 11.05 and Landlord shall not have made any of the elections provided for therein;

                (i) the proposed subtenant or assignee is not (i) a retail, off-the-street office or branch of a bank, trust company, safe deposit business, savings and loan association or loan company; (ii) an employment or recruitment agency; (iii) a school, college, university or educational institution whether or not for profit; or (iv) a government or any subdivision or agency thereof;

                (j) in the case of a subletting of a portion of the demised premises, the portion so sublet shall be regular in shape and suitable in location and configuration for normal renting purposes;

                (k) the proposed assignment shall be for a consideration which shall reflect the fair market value of the leasehold interest being assigned (in the case of an assignment) or the proposed subletting shall be at a rental rate which shall reflect the fair market rental value of the space being sublet (in case of a subletting) and in no event shall Tenant publicly advertise or list with brokers at a lower rental rate than Landlord is charging for comparable, space (however, the foregoing shall not be deemed to prohibit Tenant from advising a broker of the price for subrental for which Tenant is prepared to consummate an assignment or sublease);

                (l) the form of proposed sublease shall comply with the applicable provisions of this Article 11; and

                (m) the space in question, the term, the rental and other terms and conditions of the sublease are substantially the same as those contained in Tenant's Article 11 Offer Notice.

          In the event that Tenant's Article 11 Offer Notice sets forth the information required pursuant to Section 11.08(a) above, Landlord shall approve or disapprove Tenant's request for Landlord's consent to the proposed assignment or subletting as soon as practicable and in any event within thirty (30) days after Landlord's receipt of the request therefor.

          11.09.(a) In the event that in connection with Tenant's request for Landlord's consent pursuant to Section 11.08 hereof, Tenant submits to Landlord a statement (hereinafter called "Tenant's Statement") pursuant to
Section 11.08(a) with respect to the proposed subletting or assignment set forth in Tenant's Article 11 Offer Notice and the aggregate, financial value of the components of such proposed assignment or sublease comparable to the Proposed Rent Rate, or the Proposed Assignment Components, as the, case may be, is equal to less than ninety (90%) percent of the aggregate financial value to Tenant of the Proposed Rent Rate or the Proposed Assignment Components, as the case may be, set forth in the Tenant's Article 11 Offer Notice, or the area proposed to be, sublet or the term of the proposed subletting or the proposed assignment are not substantially the same as the area or term set forth in Tenant's Article 11 Offer Notice, then, in such. event, Tenant's request for consent pursuant to Section

11.08 hereof shall be, deemed an offer from Tenant to Landlord as to which Landlord shall have the options set forth in Section 11.05 hereof.

                (b)     If Landlord fails to exercise any of its options under
Section 11.05 hereof, and Tenant fails to request Landlord's consent to an assignment or sublease on the, terms and conditions set forth in Tenant's
Article 11 Offer Notice within one hundred eighty (180) days from the date of Landlord's response to Tenant's Article 11 Offer Notice, or if Landlord fails to exercise any of its options under Section 11.05 hereof, and consents to a proposed assignment or sublease, and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred eighty
(180) days after the giving of such consent, then, in any event, Tenant shall again comply with all of the provisions and conditions of Article 11 hereof before assigning this Lease or subletting all or part of the demised premises.

          11.10. With respect to each and every sublease, or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

                    (a) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date of this Lease;

                    (b) No sublease shall be valid, and no subtenant shall take possession of the demised premises or any part thereof, until an executed counterpart of such sublease (and all ancillary documents executed in connection with, with respect to or modifying such sublease) has been delivered to Landlord;

                    (c) Each sublease shall provide that it is subject and subordinate to this Lease and to any matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord, except that Landlord shall not be (I) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one, (1) month's rent, (iv) bound by any covenant of Tenant to undertake or complete any construction of the demised premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Landlord to the credit of Tenant or (viii) required to remove any person occupying the demised premises or any part thereof.

          11.11. If Landlord should elect to have Tenant execute and deliver a sublease to Landlord pursuant to Section 11.05 of this Lease, said sublease to Landlord shall be in a form reasonably satisfactory to Landlord's and Tenant's counsel and on all the terms contained in this Lease, except that:

                    (i) The rental terms, if elected by Landlord, may be either at (x) the Proposed Rent Rate set forth in the proposed sublease, or
  (y) the rental terms contained in this Lease on a per rentable square foot basis, as elected by Landlord in such notice;

                    (ii) The sublease shall not provide for any work to be done for the subtenant or for any Initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the demised premises Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the demised premises and to provide access thereto,

                    (iii) The subtenant thereunder shall have the right to underlet the subleased premises, in whole or in part, without Tenant's consent,

                    (iv) The subtenant thereunder shall have the right to make, or cause to be made any changes, alterations, decorations, additions and improvements that subtenant may desire or authorize,

                    (v) Such sublease shall expressly negate any intention that any estate created by or under such sublease be merged with any other estate held by either of the parties thereto,

                    (vi) Any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord,

                    (vii) There shall be no limitation as to the use of the sublet premises by the subtenant thereunder,

                    (viii) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord has consented to such noncompliance, and

                    (ix) Such sublease shall provide that Tenant's obligations with respect to vacating the demised premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease.

          11.12. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                    (i) in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale of any of the foregoing other than leasehold improvements, the then not unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less the reasonable brokerage fees and commissions, advertising fees and attorneys' fees paid by Tenant to independent third parties in connection with such assignment; and

                    (ii) in the case of a sublease, fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited too sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale of any of foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant, federal income tax returns), less (x) the reasonable brokerage fees and commissions, advertising fees and attorneys' fees paid by Tenant to independent third parties in connection with such sublease, and (y) the reasonable costs incurred by Tenant to segregate the subleased space from the remainder of the-demised premises and to provide access thereto.

The sums payable under this Section 11.12 shall be paid to Landlord as and when paid by the subtenant or assignee to Tenant.

          11.13. Landlord's consent to any sublease or assignment shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the occupants thereof, as if the sublease or assignment had not been made. Notwithstanding any assignment or sublease, Tenant shall remain fully liable for the payment of fixed annual rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed. In the event that Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein, and the receipt of any such amounts by Landlord from an assignee or subtenant, or other occupant of any part of the demised promises, shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

                                   ARTICLE 12

                            CERTIFICATE Of OCCUPANCY

          12.01. Tenant will not at any time use or occupy the demised premises in violation of the Certificate of Occupancy issued for the Building.

                                   ARTICLE 13

                          ADJACENT EXCAVATION; SHORING

          13.01. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purposes of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 14

                                  CONDEMNATION

          14.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereunder and additional rents under Article 3 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the demised premises or of a substantial part of the means of access thereto and the remaining portion of the demised premises shall not be reasonably sufficient for Tenant to continue the operation of its business, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under
Article 3 shall be abated to the extent hereinbefore provided in this Article 14. In the event that only a part of the demised premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the demised premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the demised premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

          14.02. In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

          14.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.

          14.04. It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

          14.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the demised premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the, remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

          14.06. In the event of a taking or condemnation for a temporary use or occupancy of all or any part of the demised premises during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive, that portion of the award or payment for such taking or condemnation which represents compensation for the use and occupancy of the demised premises, for the taking of Tenant's property and for moving expenses, and Landlord shall be entitled to receive that portion of such award or payment which represents reimbursement for the cost of restoration of the demised premises. This Lease shall be and remain unaffected by such taking or condemnation and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking or condemnation and shall continue to pay in full the fixed annual rent and additional rent when due undo this Lease. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this Lease, that part of the award which represents compensation for the use and occupancy of the demised premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date.

          14.07. In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced and additional rents under Article 3 shall be adjusted in the same manner as is provided in Section
14.01 according to the reduction in rentable area of the demised premises resulting from such taking.

                                   ARTICLE 15

                      ACCESS TO DEMISED PREMISES; CHANGES

          15.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to and are placed in box enclosures or concealed behind walls and ceilings of the demised premises and do not adversely affect (except to a de minimus extent) the Building systems affecting the demised premises. Landlord shall to the extent reasonably practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right, upon reasonable prior notice (except in the case of emergency) to Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises, at reasonable times during business hours, for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building or in connection with the removal of asbestos from the demised premises and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis. In connection with the removal of asbestos from the demised premises, Landlord agrees to repair and restore the demised premises to their condition and state of repair existing as of the commencement of such asbestos removal. Tenant agrees that, subject to the provisions of Section 9.04 hereof, Landlord shall have the right at any time to install in the Building on the insides of the windows thereof, a film to reduce the usage of energy in the Building. Tenant agrees that the foregoing provisions of this Section shall apply to the installation, maintenance of replacement of such film.

          15.02. Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairway, toilets or other public parts of the Building; provided, however, that access to the Building shall not be cut off and that
--------  -------
there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof or applicable Legal Requirements.

          15.03. Landlord reserves the right to light from time to time all or any portion of the demised premises at night for display purposes at Landlord's sole cost and expense.

          15.04. Landlord may, during the (12) months prior to expiration of the term of this Lease, exhibit the demised premises to prospective tenants at any reasonable time or times upon reasonable prior notice (except in the case of an emergency), which notice may be oral, and Landlord shall exercise reasonable efforts, so as to minimize any interference with the. conduct of Tenant's business in the demised premises.

          15.05. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may, if necessary, forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE 16

                            CONDITIONS Of LIMITATION

          16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of such notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty
(30) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 18.

          16.02. This Lease and the term and estate hereby granted are subject to further limitation as follows:

          (a) whenever Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which same ought to be paid, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default, or

          (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days, if Tenant shall not
  (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, and (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same, or

          (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or

          (d) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within five (5) days after Landlord shall have given to Tenant a notice specifying the same, or

          (e) whenever a default of the kind set forth in Subsection 16(a), (b),
  (c) or (d) hereof shall occur and if either (i) Tenant shall cure, after notice, such default within any applicable grace period or (ii) Landlord shall, in its sole discretion, permit Tenant to cure, such default after the applicable grace period has expired, and if a similar default shall occur more than three (3) times within the next three hundred sixty-five (365) days, whether or not such similar default or defaults is or are cured within the applicable grace period, then in any of said cases set forth in the foregoing Subsections (a), (b), (c),
(d), and Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the service of such notice of intention and upon the expiration of said three (3) days this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

                                   ARTICLE 17

                        RE-ENTRY BY LANDLORD; INJUNCTION

          17.01. If Tenant shall default in the payment of any installment of fixed annual rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue beyond the expiration of any applicable grace period after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the demised premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18.

          17.02. In the event of a breach or threatened breach of Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

          17.03.    If this Lease shall terminate under the provisions of
Article 16, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advancement, security or otherwise,but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

          17.04. Tenant hereby' expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 18

                                    DAMAGES

          18.01. If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of
Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant' shall pay to Landlord as damages, at the election of Landlord, either:

          (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess, if any, of

               (1) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming that additional rent on account of increases in Taxes and Operating Expenses shall increase, at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed three (3) years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

               (2) the aggregate rental value of the demised premises for the same period, or

          (b) sums equal to the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the

     Expiration Date; provided, however, that if Landlord shall re-let the
                      --------  -------
     demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such not rents to be determined by first deducting from the gross rents as and when received by Landlord expenses incurred in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for now tenants, brokers' commissions, and all other reasonable expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be, for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be, entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit. in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be, re-lot in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

          If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before, presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie both fair and
                                                    ----- -----
reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

          18.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be, deemed to require Landlord to postpone suit until the date when the term of this Lease, would have expired if it had not been so terminated under the provision of Article 16 or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

                                   ARTICLE 19

                LANDLORDS RIGHT TO PERFORM TENANT'S OBLIGATIONS

          19.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.

                                   ARTICLE 20

                                QUIET ENJOYMENT

          20.01. Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's right under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to (i) the obligations of this Lease, and (ii) as provided in Article 25 hereof with respect to ground and underlying leases and mortgages which affect this Lease.

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

          21.01.    Landlord shall, at its cost and expense:

          (a) Provide necessary elevator facilities on Business Days (as hereinafter defined in Article 22) during "regular hours" (that is between the hours of 8:00 A.M. and 6:00 P.M.) and shall have at least one elevator in Tenant's elevator bank subject to call at all other times. At Landlord's option, the elevator shall be operated by automatic control or manual control, or by a combination of both of such methods. Landlord shall provide freight elevator service to the demised premises at no charge for casual deliveries on a first come first served basis (i.e., no advance scheduling) during those hours of Business Days during which freight elevator service is regularly provided. Freight elevator service shall also be provided to the demised premises on a reserved basis at all other times, upon the payment of Landlord's then established charges therefor which shall be additional rent hereunder. The use of all elevators shall be on a non-exclusive basis and shall be subject to Landlord's Freight Elevator Rules and Regulations which in their current form are annexed hereto as Schedule E.

          (b) Maintain and operate the heating system and shall, subject to the design specifications of the heating system and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, furnish heat (hereinafter called "Heat service") to the demised premises. Heat service shall be provided, as may be required for comfortable occupancy of the demised premises during regular hours on Business Days during the heating season. If Tenant shall require Heat service during hours other than regular hours or on days other than Business Days (hereinafter called "After Hours"), Landlord shall furnish such After Hours Heat service upon reasonable advance notice from Tenant, and Tenant shall pay, on demand, Landlord's established charges therefor. Landlord's current charge for such After Hours Heat service is $275.00 per hour per floor, which charge shall be subject to increases from time to time in the same percentage as increases in Landlord's costs.

          (c) Supply air conditioning (hereinafter referred to as "A/C service") to the demised premises, subject to the design specifications of the systems annexed hereto as Schedule F and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, during regular hours of Business Days from May 15 to October 15. If Tenant shall require A/C service during After Hours, Landlord shall furnish such After Hours A/C service upon reasonable advance notice from Tenant, and Tenant shall pay, on demand, Landlord's established charge therefor. Landlord's current charge for such After Hours A/C service is $325.00 per hour per floor, which charge shall be subject to increases from time to time in the same percentage as increases in Landlord's costs. If Tenant's manner of us and occupancy are consistent with the design specifications of the air-conditioning system (i.e., electrical usage not
                                                      ----
exceeding 5 watts per square foot of ceiling area, etc.) and, notwithstanding that the same are not exceeded, the A/C service provided to those portions of the demised premises located proximately to core facilities is inadequate in accordance with usual Building Standards, Landlord shall at Landlord's expense provide such supplemental air-conditioning to the 6th floor Space as may be required to provide design conditions.

          (d) Provide cleaning and janitorial services on Business Days in accordance with the cleaning specifications annexed hereto as Exhibit C. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the demised premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-Building Standard materials or finishes installed by Tenant or at its request and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business/sales office occupancy. Landlord, its cleaning contractor and their employees shall have After Hours access to the demised premises and the free use of light, power and water in the demised premises as reasonably required for the purpose of cleaning the demised premises in accordance with Landlord's obligations hereunder.

          (e) Furnish water for lavatory and drinking and office cleaning purposes ("Customary Water Uses"). If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed (for other than Customary Water Uses), as measured by said meter or meters or as otherwise measured, including sewer rents.

          21.02. Any use of the demised premises, or any part thereof, or rearrangement of partitioning in a manner that interferes with normal operation of the heat and air-conditioning systems (hereinafter called the systems) servicing the same, may require changes in such systems. Such changes, when so occasioned, shall be made by Tenant, at its expense, subject to Landlord's prior written approval of such changes, which approval shall not be unreasonably withhold or delayed. Tenant shall not make any change, alteration, addition or substitution to the air-conditioning system without Landlord's prior written approval, which may be withhold for any reason.

          21.03. If any permit or license shall be required for the operation of any air-conditioning unit in or serving the demised premises, Landlord shall have the option of obtaining the same on Tenant's behalf and at Tenant's expense, or by written notice to Tenant requiring Tenant, at Tenant's expense, to obtain and maintain any such permit or license.

          21.04. Landlord reserves the right without any liability whatsoever or except as hereinafter in this Section 21.04 provided, abatement of fixed annual rent, or additional rent, to stop the heating, air-conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements. Landlord shall use reasonable efforts, to the extent reasonably practicable, to perform such repairs, alterations, replacements or improvements in a manner which shall minimize interference with the conduct of Tenant's business and Tenant's use, occupancy and enjoyment of the demised premises, provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or other premium-pay rates or to incur any other overtime costs or expenses whatsoever. No such stoppage or interruption shall result in any liability from Landlord to Tenant or entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption; provided, however, that if such stoppage or interruption is not the result of any act or omission of Tenant or its agents, contractors or employees and if such interruption renders the demised premises untenantable for more than seven (7) consecutive Business Days

("Untenantability Period"), and during such Untenantability Period, Tenant shall not have been using or occupying the demised premises for the conduct of its business, and Tenant shall have given Landlord notice thereof, then as Tenant's sole remedy, fixed rent and additional rent shall abate hereunder from and after the day following the expiration of such Untenantability Period until the earlier of such time as the demised premises is rendered tenantable or Tenant uses or occupies any portion of the demised premises for the conduct of its business. Neither this Lease nor any of the obligations of Tenant shall otherwise be affected or reduced by reason of such interruption, curtailment or suspension.

          21.05. Landlord may fix, in its own reasonable discretion taking into account the security of the Building, at any time and from time to time, the hours during which and the regulations under which laundry, linen towels, drinking water, ice or other similar supplies and services to tenants in the Building are to be furnished or other deliveries (including food and beverages) are made and Landlord furthermore expressly reserves the right to exclude from the Building, in its own reasonable discretion taking into account the security of the Building, any person, firm or corporation attempting to furnish any of such supplies or services. Nothing contained herein shall be deemed to limit Tenant's rights utilizing its own employees to obtain or furnish the foregoing. It is also understood that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by employees of Tenant, but not for resale to or for consumption by any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, and the regulations under which, foods and beverages may be brought into the Building by persons other than the regular employees of Tenant.

          21.06. Tenant agrees to employ such office maintenance contractors as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent.

          21.07. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

                                   ARTICLE 22

                                  DEFINITIONS

          22.01. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

          22.02. The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

          22.03. "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the commercial lending rate announced from time to time by Chemical Bank (New York, New York), as its prime rate for ninety (90) day unsecured loans, or (b) the maximum applicable legal rate, if any.

          22.04. "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations, and ordinances) and the orders, rules, and regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

                                   ARTICLE 23

                          INVALIDITY OF ANY PROVISION

          23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any terms, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                   BROKERAGE

          24.01. Tenant covenants, represents and warrants that Tenant hat had no dealings or communications with any broker, or agent other than Cushman & Wakefield, Inc. (which is representing Landlord) and Julien J. Studley, Inc. (which is acting as broker only with respect to the 6th Floor Space) in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers set forth in this Section 24.01, with respect to this Lease or the negotiation thereof. Landlord covenants, represents and warrants that Landlord has had no dealings or communications with any broker or agent purporting to represent either Tenant or Landlord in connection with this Lease except the brokers named in this Section 24.01 and Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges resulting from a breach of the foregoing representation. Landlord agrees to pay the brokers named in this Section 24.01 any commissions which may be due to such brokers in connection with this Lease pursuant to separate agreements.

                                   ARTICLE 25

                                 SUBORDINATION

          25.01. Subject to the provisions of Section 25.05 hereof, this Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the demised premises forms a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this Section 25.01 shall be self operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of any such ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate, is sometimes herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is sometimes herein called "Superior Lessor"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate, is sometimes herein called "Superior Mortgage" and the holder of a Superior Mortgage or its successor in interest, at the time referred to, is sometimes herein called "Superior Mortgagee". As of the date hereof there are no Superior Leases and the only Superior Mortgage to which this Lease is subject and subordinate is that certain Mortgage and Security Agreement dated March 30, 1990 between Asahi International, Ltd., as mortgagee, and Landlord, as mortgagor.

          25.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease, and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.02 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

          25.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be:

          (a) liable for any act, omission or default of any prior landlord (however the foregoing shall not be deemed to exculpate such successor from its own defaults to the extent that a preexisting default shall continue after the succession contemplated hereby and after such additional period as might reasonably be required for the cure thereof assuming reasonable diligence); or

          (b) subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or

          (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

          (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval.

          25.04. If, in connection with the financing of the Building, a Superior Mortgagee shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant shall not unreasonably withhold, delay or defer making such modifications, provided that same does not (i) conflict with Tenant's use of the demised premises as permitted hereunder; (ii) increase Tenant's obligations (including financial obligations) hereunder (except to a de minimis extent), or (iii) decrease Tenant's rights hereunder (except to a de minimis extent).

          25.05. (a) Landlord shall make a reasonable effort to obtain for Tenant from the holder of the existing Superior Mortgage affecting the Building, an agreement (hereinafter called a "Non-Disturbance Agreement") on the usual form of such holder providing in substance that so long as Tenant is not in default of any of its obligations under this Lease beyond applicable grace periods, Tenant's occupancy of the demised premises shall not be disturbed notwithstanding foreclosure of such existing Superior Mortgage. If Landlord fails to obtain a Non-Disturbance Agreement signed by such existing Superior Mortgagee within forty-five (45) days after the date hereof, then Tenant may (during the five (5) day period occurring after such forty-five (45) day period), upon ten (10) days' written notice, terminate this Lease, and if Landlord fails to furnish such Non-Disturbance Agreement during such ten (10) day notice period, this Lease shall terminate upon expiration of such ten (10) day notice period. Landlord shall be deemed to have fulfilled its obligations hereunder by submitting to Tenant a Non-Disturbance Agreement on the foregoing form, signed by such existing Superior Mortgagee. If Tenant fails within twenty
(20) days after submission of the Non-Disturbance Agreement to countersign and return the same, Landlord or such existing Superior Mortgages, as the case may be, may, without liability hereunder or further obligation under this Section 25.05, declare such Non-Disturbance Agreement null and void. If Tenant exercises its option to terminate this Lease as provided in this Section 25.05(a), then, notwithstanding the provisions of Article 47 hereof, the Existing Lease shall once again be deemed in full force and effect as between the parties hereto.

          (b) With respect to future Superior Mortgages and future Superior Leases which may be executed on or after the date of this Lease, the subordination of this Lease thereto pursuant to, the provisions of Section 25.01 hereof shall be conditioned upon the execution and delivery by and between Tenant and any such Superior Mortgagee or Superior Lessor of a Non-Disturbance Agreement on the customary form of such Superior Mortgagee or Superior Lessor which shall provide in substance that so long as no default exists hereunder beyond any applicable grace period, Tenant shall not be disturbed in its possession of the demised premises pursuant to the provisions of this Lease. Tenant agrees to execute such Non-Disturbance Agreements and return same to Landlord within ten (10) days after Landlord's written request therefor. If Tenant shall fail to execute, acknowledge and return any such Non-Disturbance Agreements within such ten (10) day period, then (x) the provisions of Section
25.01 shall apply, and (y) this Lease shall be subordinate to such future Superior Mortgages or future Superior Leases, as the case may be, pursuant to the terms and conditions of the Lease and such Non-Disturbance Agreement shall at Landlord's option and upon notice to Tenant be deemed void.

                                   ARTICLE 26

                             CERTIFICATE OF TENANT

          26.01. Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) Business Days' prior notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed annual rent and additional rent have been paid; and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

          26.02. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, and following the time when such lessor or holder shall have the right pursuant to such superior instrument to cure the same, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section 26-02 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.

                                   ARTICLE 27

                    LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL.

          27.01. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for bodily injury or damage to physical property), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, unless Tenant's failure to interpose such a counterclaim would otherwise bar Tenant from asserting such counterclaim in a separate action or proceeding.

                                   ARTICLE 28

                             SURRENDER OF PREMISES

          28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe, or perform this covenant shall survive the expiration or other termination of the term of this Lease but if Landlord shall fail to assert a claim under this Section 28.01 within one (1) year after the Expiration Date the same shall be deemed to have been waived.

                                   ARTICLE 29

                             RULES AND REGULATIONS

          29.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule 8 attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt; provided, however,
                                                           -----------------
that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

          Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not enforce any of the Rules and Regulations against Tenant in an unfairly discriminatory manner.

                                   ARTICLE 30

                             CONSENTS AND APPROVALS

          30.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withhold or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. In no event shall the foregoing be deemed to exculpate Landlord from liability for claims for damages if the Landlord shall be found by final Judgment from which all further appeal has been exhausted, in withholding or delaying a consent or approval, despite its agreement not to do so unreasonably, to have acted maliciously or in bad faith.

                                   ARTICLE 31

                                    NOTICES

          31.01. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is mailed by registered or certified mail deposited enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or official depository within the exclusive care and custody thereof, addressed to either party, at its address set forth on page 1 of this Lease. After Tenant shall occupy the demised premises, the address of Tenant for notices, demands, consents, approvals or disapprovals shall be the Building. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals. Copies of any notices to Tenant shall be sent to Christy & Viener, 620 Fifth Avenue, New York, New York 10020-2402, Attention:
Richard B. Salomon, Esq.

          31.02. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in Section 31.01 hereof.

                                   ARTICLE 32

                                   NO WAIVER

          32.01. No agreement to accept a surrender of this shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the demised premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations, provided that Landlord does not enforce any such Rules and Regulations against Tenant in an unfairly discriminatory manner. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

          32.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 33

                                    CAPTIONS

          33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

          34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause constituting force majeure or (6) any cause beyond Landlord's reasonable control (excluding lack of funds), Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, Landlord shall have no liability in connection therewith and this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused except as otherwise set forth in Section 21.04 hereof.

                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

          35.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 36

                                NAME OF BUILDING

          36.01. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

                                   ARTICLE 37

                             RESTRICTIONS UPON USE

          37.01. It is expressly understood that no portion of the demised premises shall be used as, or for (i) the retail, off-the-street operation of a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, a firm whose principal business is real estate brokerage, or a company engaged in the business of renting office or desk space.

                                   ARTICLE 38

                                  ARBITRATION

          38.01 In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and awards, the arbitrators. shall not add to, subtract from or otherwise modify the provisions of this Lease.

Judgment may be had or the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                                   ARTICLE 39

                                   INDEMNITY

          39.01. Tenant shall indemnify, defend and save Landlord, its agents, and employees and any mortgages of Landlord's interest in the Land and/or the Building and any lessor under any superior lease harmless from and against any liability or expense arising from the use or occupation of the demised promises by Tenant or anyone in the demised promises with Tenant's permission, or from any breach of this Lease by Tenant. Landlord shall indemnify, defend and save Tenant, its agents and employees harmless from and against any liability or expense arising from (x) the negligent use of the public areas of the Building located outside of the demised premises by Landlord or its employees or agents or (y) the negligent performance of any repair, operation or maintenance in the demised premises by Landlord or its employees or agents.

                                   ARTICLE 40

                              MEMORANDUM OF LEASE

          40.01. Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. In no event shall Tenant record this Lease.

                                   ARTICLE 41

                                    SECURITY

          41.01. Tenant has deposited with Landlord upon execution hereof the sum of $175,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times except as provided in the following sentence the amount deposited shall be $175,000.00. On the date occurring thirty (30) days prior to the expiration of the abatement period (as defined in Section 1.5 hereof) the, security to be retained by Landlord hereunder shall be increased to $350,000.00 and Tenant shall on or before such date provide Landlord with such additional funds as may be necessary to maintain the security deposit at such amount. The cash security required to be maintained under this Lease shall be hold in an interest-bearing account, the interest on which, less an administration fee in the amount of one (1%) percent per annum of the principal amount thereof, shall be paid to Tenant annually.

          41.02.    In lieu of the cash security deposit provided for in Section
41.01 hereof Tenant may deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance reasonably satisfactory to Landlord in the amount of the security deposit required hereunder issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of Now York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than 45 days prior to the expiration thereof. Except as otherwise provided herein, Tenant shall, throughout the term of this Lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than 45 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this
Section 41.2, Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

          41.03. In the event Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 41, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's sight draft drawn on the issuing bank.

          41.04. In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the Lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Article 16 hereof, Landlord may, in. addition to exercising its rights as provided in Section 41.3 hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of fixed annual rent, additional rent, or any other sums as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by this Article 41.

          41.05. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale, transfer or leasing of Landlord's interest in the Building whether or not in connection with a sale, transfer or leasing of the Land, Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter, and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a now landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale of the Building, Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

          41.06. Provided that Tenant is not then in default of its obligations under this Lease on the sixth (6th) anniversary of the Commencement Date, the security which Tenant is obligated to maintain hereunder shall be reduced to $175,000.00 for the remainder of the term of this Lease. If Tenant is at such time in default and thereafter cures such default within the grace period, after notice, provided herein, then promptly after Tenant effects such cure the reduction provided herein shall take effect.

                                   ARTICLE 42

                                 MISCELLANEOUS

          42.01. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Now York.

          42.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

          42.03. Except as otherwise expressly provided in this Lease, each covenant apartment, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

          42.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

          42.05. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

          42.06. Except as otherwise provided herein, whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

          42.07. If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant; provided, however,
                                                            --------  -------
that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised promises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease and furthermore, this Section 42.7 shall be deemed to be an express provision to the contrary of Section 223a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

          42.08. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

          42.09. This Lease shall not be, binding upon Landlord or Tenant unless and until it is signed by both Landlord and Tenant and a signed copy thereof is delivered to both parties.

          42.10. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the demised promises, except with the prior written consent of Landlord in each instance.

          42.11.    Intentionally omitted.

          42.12 (a) In the event this Lease, is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this Lease, and if Landlord shall then not proceed to remove Tenant from the demised premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the demised promises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as fixed annual rent, an amount equal to the higher of (i) an amount equal to one and one-half times one-twelfth of the sum of: (a) the fixed annual rent and additional rent payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period) or (ii) an amount equal to the then market rental value for the demised premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such market rental value. Tenant may dispute such market rental value for the demised promises as estimated by Landlord by giving notice to Landlord within but in no event after ten days after the giving of Landlord's notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence). Enclosed with such notice, Tenant shall be required to furnish to Landlord a certified opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan, for a period of not less than ten (10) years setting forth said broker's good faith opinion of the market rental value of the demised premises. If Tenant and Landlord are unable to resolve any such dispute as to the market rental value, for the demised premises then an independent arbitrator who shall be a real estate broker of similar qualification's and shall be selected from a listing of not loss than three (3) brokers furnished by the Real Estate Board of New York, Inc. to Tenant and Landlord (at the request of either Landlord or Tenant). If Landlord and Tenant are unable to agree upon the se1ection of the individual arbitrator from such listing, then the first arbitrator so listed by the Real Estate Board of New York, Inc. shall be conclusively presumed to have been selected by both Landlord and Tenant and the decision of such arbitrator shall be conclusive and binding upon the parties as to the market rental value for the demised premises. Pending the determination of the market rental value of the demised premises upon the expiration of the term of this lease, Tenant shall pay to Landlord as fixed annual rent an amount computed in accordance with clauses
(1) or (ii) of this subsection 42.12(a) (as Landlord shall then elect), and upon determination of the market rental value of the demised promises in accordance with the preceding provisions hereof appropriate adjustments and payments. shall be effected. Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the demised promises during the holdover period. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the demised promises as a holdover, the fixed annual rent for the use and occupancy of the demised promises during any holdover period shall be calculated in the same manner as set forth above in this Section 42.12. In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover, excluding consequential damages, except to the extent of consequential damages arising out of any new leases executed by Landlord with respect to the demised premises or any portion thereof.

          (b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 42.12(a) hereof shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York.

          (c) If Tenant shall hold-over or remain in possession of any portion of the demised premises beyond the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the demised premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be assorted by Landlord in any summary proceedings against Tenant.

                                   ARTICLE 43

                               EXTENSION OF TERM

          43.01. Tenant, at Tenant's solo option, shall have the right to extend the term of this Lease for an additional term (hereinafter called the "Extension Term") commencing on the day following the expiration of the initial term of this Lease (hereinafter referred to as the "Commencement Date of the Extension Term"); and expiring on the last day of the month preceding the month in which shall occur the fifth
(5th) anniversary of the Commencement Date of the Extension Term, upon Tenant's written notice to Landlord (hereinafter referred to as the "Extension Notice"), given no later than the day occurring twelve (12) months prior to the expiration of the initial term of this Lease, time being of the essence with respect to the giving of the Extension Notice, provided that:

          (a) Tenant shall not be in default after the expiration of any applicable grace period under this Lease either as of the time of the giving of the Extension Notice or the Commencement Date of the Extension Term, and

          (b) Tenant or Tenant's affiliates shall, as of the giving of the Extension Notice and as of the Commencement Date of the Extension Term, be in actual occupancy of not less than sixty-seven (67%) percent of the rentable square foot area of the demised premises (including any additional space in the Building hereinafter leased by Tenant).

          43.02. The fixed annual rent payable by Tenant to Landlord during the Extension Term shall be ninety-five percent (95%) of the fair market rent for the demised promises as determined by Landlord and set forth in a written notice to Tenant, which determination shall be as of the date occurring six (6) months prior to the expiration of the initial term (such date is hereinafter sometimes called the "Determination Date") and which determination shall be made within a reasonable period of time after the occurrence of the Determination Date. For the purposes of determining the fair market rent for the Extension Term pursuant to this Article 43, the base periods for escalation purposes shall be the same as those set forth in Article 3 hereof.

          43.03.    (a)    (i) In the event that Tenant gives the Extension
Notice in accordance with the provisions of Section 43.1 hereof and Tenant disputes the amount of the fair market rent, then Tenant may initiate the arbitration process provided for herein by giving notice to that effect to the Landlord, and Tenant shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within twenty (20) days after the designation of such arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within thirty (30) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together app9int a third arbitrator. In the event of their being unable to agree upon such appointment within sixty (60) days after the appointment of the second arbitrator, the third arbitrator shall be selected. by the parties themselves if they can agree thereon within a further period of ten (10) days. If, the parties do not so agree, then either party, on behalf of both and on notice to the other may request such appointment by the American Arbitration Association (or organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within ten (10) days after such request is made, then either party may apply on notice to the other, to the Supreme Court, Now York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

            (ii) In determining the fair market rent under this Section 43.3, the arbitrators shall take into account all relevant factors based on the following assumptions, (A) that the standard work letter or work credit, if any, then being offered to office tenants of the Building is being offered to Tenant even though it is not actually offered, (B) that other concessions and allowances then being given by landlords of comparable office buildings to tenants entering into now office leases in New York City are being given to tenant even though same is not actually given, and (C) that brokerage commissions payable in connection with such new leases are being incurred by Landlord even though same are not actually incurred.

          (b) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

          (c) The majority of the arbitrators shall determine the fair market rent of the demised premises and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this
Article 43.

          (d) Each of the arbitrators selected as herein provided shall have at least ten (10) years' experience in the leasing and renting (as broker, agent or owner) of office space in first-class office buildings in New York County.

          (e) Prior to such determination by the arbitrators of the amount of the fair market rent to be paid during the Extension Term, Tenant shall pay the amount determined by Landlord to be ninety-five percent (95%) of the fair market rent for the Extension Term and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Extension Term.

          43.04. Except as provided in Section 43.2 hereof, Tenant's occupancy of the demised premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial term of this Lease, provided, however, Tenant shall have no further right to extend the term of this Lease pursuant to this Article 43 and

Tenant shall not be entitled to any rental abatement provided in Article 1 hereof or any Work Credit provided in Article 46 hereof.

          43.05. If Tenant does not timely send the Extension Notice pursuant to provisions of Section 43.1 hereof, this Article 43 shall have no force or effect and shall be deemed deleted from this Lease. Time shall be of the essence with respect to the giving of the Extension Notice. The termination of this Lease during the initial term hereof shall also terminate and render void any option or right on Tenant's part to extend the term of this Lease pursuant to this Article 43 whether or not such option or right shall have theretofore been exercised.

          43.06. If this Lease is renewed for the Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the Extension Term.

          43.07. If Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Article, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the Extension Term and "Expiration Date" shall mean the last day of the Extension Term and "Expiration Date" shall mean the last day of the Extension Term.

                                   ARTICLE 44

                            RIGHT OF FIRST OFFERING

          44.01. For purposes of this Lease, the term "First Offering Space" shall mean a portion of rentable space in the Building consisting of the balance of the sixth (6th) floor not included in the demised premises and the entire fourth (4th) floor.

          44.02. Provided Tenant is not in default under the terms and conditions of this Lease after the expiration of any applicable grace period either as of the date of the giving of "Tenant's First Notice"' or the "First Offering Space Inclusion Date" (as such terms are hereinafter defined), if at any time during the term of this Lease the First Offering Space shall become available for leasing to anyone other than the existing tenant thereof or any subsidiary or affiliate thereof (hereinafter called the "Current Tenant") then Landlord, before offering such First Offering Space to anyone other than the Current Tenant, shall offer to Tenant, subject to the provisions of this Article 44, the right to include the entire First Offering Space then offered to Tenant within the demised promises upon all the terms and conditions of this Lease (including the provisions of Articles 3 and 4 hereof with the base year periods specified in Article 3, but excluding Articles 2 and 46 hereof), except that:

          (i) the fixed annual rent with respect to the First Offering Space shall be at. the rate of ninety-five (95%) percent of the fair market rent (based upon all relevant factors, including without limitation, the fact that the base year periods specified in

  Article 3 shall not change) for the First Offering Space, which shall be determined by Landlord as of the date (hereinafter called the "First Offering Space Determination Date") occurring 30 days prior to the First Offering Space Inclusion Date (as such term is hereinafter defined) and shall be set forth in a written notice to Tenant, but in no event shall such fixed annual rent applicable to the First Offering Space be less than the product obtained by multiplying (A) the monthly amount of fixed annual rent (determined on a rentable square foot basis) for the last full calendar month prior to the First Offering Space Inclusion Date (as hereinafter defined) computed on an annualized basis without giving effect to, any abatement, credit or offset in effect, by (B) 12, and by (C) the amount of rentable square feet included within the First Offering Space (hereinafter called the "First Offering Space Escalated Rent"); and

          (ii) Effective as of the First Offering Space Inclusion Date for purposes of calculating the additional rent payable pursuant to Article 3 allocable to the First Offering Space, (y) Tenant's Proportionate Share attributable to the First Offering Space shall be deemed to be the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the First Offering Space, and the denominator of which shall be 764,800, and W Tenant's Tax Proportionate Share attributable to the First Offering Space shall be deemed to be the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the First Offering Space, and the denominator of which shall be 825,815.

          44.03. Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "First Offer Notice"') which offer shall specify the fixed annual rent payable with respect to the First offering Space, determined in accordance with the provisions of Section 44.02 hereof.

          44.04. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "'Tenant's First Notice") of such offer within fifteen (15 days after delivery by Landlord of the First Offer Notice to Tenant. Such First Offering Space shall be added to and included in the demised premises on the later to occur (herein called the "'First Offering Space Inclusion Date"') of (i) the day that Tenant exercises its option as aforesaid, or (ii) the date such First Offering Space shall become available for Tenant's possession. Time shall be of the essence with respect to the giving of Tenant's First Notice.

          44.05. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Article 44 with respect to the First Offering Space, Landlord shall be under no further obligation to Tenant with respect to the first Offering Space or this Article 44.

          44.06. In the event that Tenant disputes the amount of the fair market rent specified in the First Offer Notice, then at any time on or before the date occurring thirty (30) days after Tenant has received the First Offer Notice, and provided that Tenant shall have given Tenant's First Notice, Tenant may initiate the arbitration process set forth in Sections 43-03(a), (b), (c) and (d) hereof.

          44.07. If Tenant fails to initiate the arbitration process within the aforesaid thirty (30) day period, time being of the essence, then Landlord's determination of the fixed annual rent set forth in the First Offer Notice shall be conclusive. In the event Landlord notifies Tenant that the fixed annual rent for the First Offering Space shall be the first Offering Space Escalated Rent, then the provisions of Section 44.05 hereof shall be inapplicable.

          44.08. In the event the Tenant initiates the aforesaid arbitration process and, is of the first Offering Space Inclusion Date, the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Landlord to be ninety-five (95%) percent of the fair market rent for the First Offering Space, which determination of fair market rent shall be made considering the relevant factors and discount set forth in Section 43.03(a)(ii), and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the First Offering Space Inclusion Date.

          44.09. The provisions of this Article 44 shall be effective only if, on the date on which Tenant accepts possession of the First Offering Space, the Tenant named herein and only such Tenant is in actual occupancy of sixty-seven (67%) percent of the demised premises (including any additional space in the Building hereafter leased by Tenant).

          44.10. Tenant agrees to accept the First Offering Space in its condition and state of repair existing as of the First Offering Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy.

          44.11. The fixed annual rent for the First Offering Space as determined pursuant to this Article 44 shall be subject to periodic increases for any period during the term of this Lease for which such fixed annual rent would otherwise be less (on a per rentable square foot basis) than the fixed annual rent payable pursuant to Section 1.01 hereof (on a per rentable square foot basis) for such period, so that the fixed annual rent payable during such periods with respect to the First Offering Space shall be equal (on a per rentable square foot basis) to the fixed annual rent payable pursuant to Section
1.01 hereof during such periods.

                                   ARTICLE 45

                               LAYOUT AND FINISH.

          45.01. Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, make and complete the work and installations in and to the demised promises set forth below in a good and workerlike manner to the extent customary and standard with the real estate industry for first class office buildings in midtown Manhattan comparable to the Building.

Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are hereinafter called the "final plan") which shall contain complete information and dimensions necessary for the construction and finishing of the demised premises and for the engineering in connection therewith. The final plan shall be submitted by Tenant to Landlord on or before Juno 30, 1993 for Landlord's written approval which written approval shall not be unreasonably withhold or delayed. Tenant shall promptly reimburse Landlord upon demand for any reasonable out-of-pocket costs And expenses incurred by Landlord or independent third parties in connection with Landlord's review of Tenant's final plan. Landlord shall incur no liability, obligations or responsibility to Tenant or any third party by reason of such review. If Landlord shall disapprove the, final plan, Landlord shall set forth its reasons for such disapproval and itemize those portions of the final plan so disapproved. Landlord shall not be doomed unreasonable in withholding its consent to the extent that the, final plan prepared by Tenant pursuant hereto involves the performance, of work or the installation in the demised promises of materials or equipment which do not equal or exceed Building Standard quality. If Tenant in its submission to Landlord of its final plans make specific reference to the following time limitation and the consequences of Landlord's failure to respond, then, Landlord's failure to respond to Tenant's submission within two, (2) weeks after the later of (i) its receipt thereof or (ii) the date that Landlord executes this Lease and delivers copies thereof to Tenant, shall be deemed approval.

          In accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the demised premises (hereinafter Sometimes called the "'Work Area") the work and installations (hereinafter called "Tenant's Work") specified in the final plan. Tenant shall perform Tenant's Work in accordance with such rules and regulations as Landlord may from time to time designed governing the performance. of tenant improvement work in the Building. Tenant agrees that Tenant's Work will be, performed with the, least possible disturbance to other occupants of the, Building and the structural and mechanical parts of the Building and Tenant will, at its own cost and expense leave, all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in good and workmanlike operating condition. Tenant, in performing Tenant's Work will, at its own cost and expense, promptly comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with reference, to Tenant's Work. Tenant shall not do or fail to do- any act which shall or may render the Building of which the demised premises are a part, liable to any mechanic's lien or other lien and if any such lien or liens be filed against the Building of which the demised premises are a part, or against Tenant's Work, or any part thereof, Tenant will, at Tenant's own cost and expense, promptly remove, the same of record within thirty (30) days after the filing of such lion or lions; or in -default thereof, Landlord may cause any such lien or liens to be removed of record by payment of bond or otherwise, an Landlord may elect, and Tenant will reimburse Landlord for all costs and expenses incidental to the removal of any such lien or liens incurred by Landlord. Tenant shall indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any lions, charges or payments of any kind whatsoever that may be incurred or become chargeable against Landlord or the Building of which the demised promises are a part, or Tenant's Work or any part thereof, by reason of any work done or to be, done or materials furnished or to bo furnished to or upon the demised premises in connection with Tenant's Work. Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, lose, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant's Work or occurring after such completion, as a result of anything done, or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with Tenant's Work. At any and all times during the progress of Tenant's Work, Landlord, at Landlord's sole cost and expense, shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the demised premises; provided, however, that any such representative shall use reasonable efforts, to the extent reasonably practicable, to minimize any interference with the performance of Tenant's Work. Tenant shall advise Landlord in. writing of Tenant's general contractor and subcontractors who are to do Tenant's Work, and such general contractor and subcontractors shall be subject to Landlord's prior written approval in advance; such contractors shall, to the extent permitted by law, use employees for Tenant's Work who will work harmoniously with other employees on the job. Annexed hereto as Schedule D is a list of general contractors and subcontractors which have been approved by Landlord for the performance of Tenant's Work.

          Tenant shall at Tenant's sole cost and expense file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant's Work being performed by it pursuant to this Article 45.

          45.02.    The following conditions shall also apply to Tenant's Work:

          (a) all Tenant's Work shall be of material, manufacture, design, capacity and light colors at least equal to Building Standard;

          (b) Tenant, at Tenant's expense shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary permits,-and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Tenant shall obtain Landlord's approval of the drawings referred to in (i) and (ii) hereof;

          (c) Tenant shall use, in connection with the preparation of Tenant's plans and specifications, an architect who shall be licensed in the City and State of New York, and such plans and specifications shall be approved by (and all engineering required to be performed in connection therewith shall be performed by) an engineering firm approved by Landlord, which engineering firm shall likewise be licensed in the City and State of New York;

          (d) Prior to the commencement of Tenant's Work Tenant shall furnish to Landlord certificates evidencing the existence of (i) workmen's compensation insurance, covering all persons employed for such work, and (ii) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees, and Tenant as insureds with coverage of at least $3,000,000 single limit;

          (e) Tenant shall complete Tenant's Work on or before December 31, 1993; and

          (f) Notwithstanding anything to the contrary contained herein, Landlord shall have no liability to Tenant and this Lease shall not be affected if Tenant is unable to obtain a building permit or other necessary approval for the performance of Tenant's Work.

          45.03. Tenant shall be responsible for removal of Tenant's refuse and rubbish during the period that Tenant's Work is, in progress in the demised. premises. .

          45.04. Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the demised premises for Tenant's occupancy and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any expense in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such expense as additional rent hereunder.

          45.05.    Intentionally omitted.

          45.06. Tenant acknowledges and agrees. that, notwithstanding anything in the Lease to the contrary, Landlord have, no responsibility whatsoever for the installation or proper functioning of, or cost of correcting, any portion of Tenant's Work and Tenant shall boar the entire responsibility and liability therefor.

                                   ARTICLE 46

                              TENANT'S WORK CREDIT

          46.01. (a) Landlord shall allow Tenant a credit not to exceed the amount of ONE MILLION NINE HUNDRED EIGHTY-SEVEN THOUSAND SIX RUN RED EIGHTY and 00/100 ($1,987,680.00) DOLLARS (hereinafter called the, "'Work Credit"), which credit shall be applied solely against the cost and expense incurred in connection with the performance of Tenant's Work set forth in Article 45 hereof, including so called "soft costs" such as the architectural and engineering fees incurred by Tenant for the preparation of the final plan and decorating and consulting fees provided such soft costs do not exceed in the aggregate fifteen (15%) percent of the Work Credit disbursed hereunder. In the event that the cost and expense, of Tenant's Work shall exceed the amount of the Work Credit, Tenant shall be, entirely responsible for such excess. In the event that the cost and expense, of Tenant's Work shall be less than the mount of the Work Credit, then the amount of the Work Credit shall- be reduced accordingly. The Work Credit shall be payable to Tenant upon written requisition in installments as Tenant's Work progresses, but in no event more frequently than monthly. Prior to the payment -of any such installment, (except in the, case of clause (1) the first such installment) Tenant shall deliver to Landlord a written requisition for disbursement which shall be accompanied by (1) proof of payment of the invoices for the Tenant's Work as, to which Landlord made the previous disbursement, (2) invoices for the Tenant's Work performed since the last disbursement and a certificate signed by Tenant's architect certifying that the Tenant's Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plan, (3) partial lien waivers by contractors, subcontractors and all materialmen for all such work if then available and for work covered by the prior disbursement, and (4) with respect to the final disbursement of the Work Credit, all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover with respect to all of Tenant's Work. Within fifteen (15) business days after final completion of Tenant's work, Tenant shall submit to Landlord
(i) a general release or final lion waivers from all contractors and subcontractors performing Tenant's Work acknowledging payment for Tenant's Work and releasing Tenant from all liability or payment for any Tenant's Work, or a payment bond of a surety company licensed to do business in the State of Now York for one and one-half times the full contract price of such Tenant's Work not covered by such general releases or final lien waivers, and (ii) a certificate signed by Tenant's architect certifying that Tenant's Work has been completed in accordance with-tho final plan.

          (b) At any and all times during the progress of Tenant's Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof and shall have the right to withhold all or any portion of the Work Credit as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in a good and workmanlike manner; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection except to the extent of Landlord's negligence or willful misconduct.

                                   ARTICLE 47

                                 EXISTING LEASE

          47.01. Tenant and Landlord are currently parties to a lease dated September 20, 1985 (hereinafter the "Existing Lease") with respect to the portion of the demised premises located on the fifth (5th) floor which shall terminate on the Commencement Date of this Lease;

provided, however, that any obligation of Tenant for the payment of rent or additional rent or the performance, of any obligation under such Existing Lease which accrues prior to the Commencement Date of this Lease shall constitute an obligation under this Lease the non-payment or non-performance, for which Landlord shall have all of the remedies provided herein.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.


ATTEST:                               THE PRUDENTIAL INSURANCE
                                      COMPANY OF AMERICA, Landlord


/s/                                   By: /s/
-----------------------                  ----------------------------

ATTEST:                               INTEREP NATIONAL RADIO SALES,
                                      INC., Tenant


/s/                                   By: /s/
------------------------                 ----------------------------


Tenant's Federal Tax Identification Number is 13-Z885151.

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


          On this 20th of May, 1993, before me personally came Terry McHugh, to me known who, being by me duly sworn, did depose and say that he resides at 25 Battery Place, Backing Ridge, NJ, that he is the Vice President of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, the corporation described in and which executed the foregoing instrument as Landlord; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                       /s/ Florence A. Ires
                                      -----------------------------
                                              Notary Public


STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


          On this 10th day of May, 1993, before me personally came Patrick M. Healy, to me known, being duly sworn by me, did depose and say that he resides at 17 Albert Road, Allendale, NJ 07101, that he is the EVP and CEO of INTEREP NATIONAL RADIO SALES, INC., a New York corporation, the corporation mentioned in, and which executed the foregoing instrument and that he signed his name thereto by order of the Board of Directors of said corporation.



                                      /s/ Carrolyn Sarr
                                     --------------------------------
                                          Notary Public